Exhibit 99.1

For Additional Information:

Bryan Giglia

Vice President of Finance

Sunstone Hotel Investors, Inc.

(949) 369-4204

SUNSTONE HOTEL INVESTORS REPORTS RESULTS OF OPERATIONS FOR

FOURTH QUARTER 2006 AND FULL YEAR 2006

Fourth Quarter Comparable RevPAR up 9.7%

California Region RevPAR up 16.4%

SAN CLEMENTE, CA – February 7, 2007 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today announced results of operations for the fourth quarter and year ended December 31, 2006.

FOURTH QUARTER 2006 HIGHLIGHTS

•	Comparable revenue per available room (“RevPAR”) growth of 9.7%;

•	Adjusted EBITDA of $62.2 million;

•	Adjusted Funds From Operations (“Adjusted FFO”) to common stockholders of $35.0 million; and

•	Adjusted FFO per diluted share of $0.56.

FULL YEAR 2006 HIGHLIGHTS

•	Comparable RevPAR growth of 8.7%;

•	Adjusted EBITDA of $252.1 million;

•	Adjusted FFO to common stockholders of $149.1 million; and

•	Adjusted FFO per diluted share of $2.41.

Robert A. Alter, Chief Executive Officer, stated “Our strong operating results for the fourth quarter and the full year are a product of Sunstone’s unwavering commitment to driving shareholder value through disciplined acquisitions and dispositions, aggressive asset management, targeted capital investments and a balanced capital structure. To be specific, in 2006 we divested of 15 non-core hotels in slow-growth markets and reinvested the proceeds along with additional capital in a total of five high-quality hotels in high barrier to entry, strong growth markets. Also during 2006, our asset management team excelled at finding ways to extract additional profitability from our portfolio of hotels. We continued our extensive renovation program, which is on schedule for substantial completion in the second quarter of 2007. With our debt bearing an average interest rate of 5.8% and an average maturity of 9 years, our balance sheet remains exceptionally sound. Finally, with the announcement of Steve Goldman as our new CEO, we have created a leadership team that is second to none. During 2006, we laid the groundwork for Sunstone’s success in 2007 and beyond.”

SELECTED FINANCIAL DATA

($ in millions, except RevPAR and per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Revenues	$249.0	$210.8	18.1%	$903.1	$586.5	54.0%
Comparable RevPAR (1)	$104.21	$95.00	9.7%	$105.11	$96.67	8.7%
Income available to common stockholders (including OP unit holders) (2)	$6.6	$8.6	-22.4%	$33.6	$21.0	60.2%
Income available to common stockholders per diluted share (including OP unit holders) (2) (3)	$0.11	$0.16	-31.3%	$0.58	$0.47	23.4%
FFO available to common stockholders (including OP unit holders) (4) (5)	$34.8	$33.0	5.4%	$132.2	$93.9	40.9%
Adjusted FFO available to common stockholders (including OP unit holders) (4) (5)	$35.0	$31.3	11.7%	$149.1	$97.9	52.3%
FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.56	$0.59	-5.2%	$2.14	$2.03	5.3%
Adjusted FFO available to common stockholders per diluted share available (including OP unit holders) (4) (5)	$0.56	$0.56	0.5%	$2.41	$2.12	13.7%
EBITDA (4)	$60.7	$55.3	9.9%	$255.5	$169.8	50.5%
Adjusted EBITDA (4)	$62.2	$53.2	16.9%	$252.1	$167.4	50.6%
Comparable Hotel Operating Profit Margin (6)	27.2%	26.1%	110 bps	N/A	N/A	N/A

(1)	RevPAR for 45 hotels (includes prior ownership periods). Excludes four hotels under major renovation (Hyatt Regency Century Plaza, Renaissance Orlando, Marriott Tysons Corner and Embassy Suites La Jolla).
(2)	2006 income available to common stockholders is presented after giving effect to the payment of the series C convertible preferred stock dividends.
(3)	2006 income per share available to common stockholders does not assume conversion of the series C convertible preferred stock as the effect of the conversion would not be as dilutive as the current presentation.
(4)	Please refer to the non-GAAP financial measures of Funds from Operations (“FFO”), Adjusted FFO, EBITDA, Adjusted EBITDA on page 8 for a tabular presentation of our results and a reconciliation to GAAP measures.
(5)	Reflects series C convertible preferred stock on an “as-converted” basis.
(6)	Please refer to page 11 for detailed hotel operating margin analysis.

The Company has filed contemporaneously with this press release the Form 10-K with the Securities and Exchange Commission for the fiscal year ended December 31, 2006.

Disclosure regarding the non-GAAP financial measures in this release is included as an attachment to this release, along with reconciliations to the most comparable GAAP measure during each of the periods presented.

Fourth Quarter 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $249.0 million for the three months ended December 31, 2006 compared to $210.8 million for the three months ended December 31, 2005.

•	Income available to common stockholders (including OP unit holders) was $6.6 million for the three months ended December 31, 2006 compared to $8.6 million for the three months ended December 31, 2005.

•

Income available to common stockholders (including OP unit holders) per diluted share was $0.11 for the three months ended December 31, 2006 compared to $0.16 per diluted share for the three months ended December 31, 2005.

•	EBITDA was $60.7 million for the three months ended December 31, 2006, compared to $55.3 million for the three months ended December 31, 2005.

•	Adjusted EBITDA was $62.2 million for the three months ended December 31, 2006, compared to $53.2 million for the three months ended December 31, 2005.

•	FFO available to common stockholders (including OP unit holders) was $34.8 million for the three months ended December 31, 2006, compared to $33.0 million for the three months ended December 31, 2005.

•

Adjusted FFO available to common stockholders (including OP unit holders) was $35.0 million for the three months ended December 31, 2006, compared to $31.3 million for the three months ended December 31, 2005.

•

FFO available to common stockholders per diluted share (including OP unit holders) was $0.56 for the three months ended December 31, 2006 compared to $0.59 per diluted share for the three months ended December 31, 2005.

•

Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $0.56 for the three months ended December 31, 2006 compared to $0.56 per diluted share for the three months ended December 31, 2005.

•	Total capital expenditures were $36.5 million for the three months ended December 31, 2006.

Performance Relative to Guidance

The following table reflects our guidance for the fourth quarter 2006 compared to our actual results.

	Guidance	Actual Fourth Quarter 2006
Comparable RevPAR Growth	7.5% to 9.0%	9.7%
Overall RevPAR Growth	N/A	7.1%
Adjusted EBITDA	$60.0 million to $63.0 million	$62.2 million
Adjusted FFO available to common stockholders	$31.9 million to $34.9 million	$35.0 million
Adjusted FFO available to common stockholders per diluted share	$0.51 to $0.56	$0.56
Comparable Hotel Operating Profit Margin	+100 bps to 150 bps	+110 bps
Capital expenditures	$30 million to $35 million	$36.5 million

Comparable RevPAR for 45 hotels owned for the entire quarter, excluding four hotels undergoing rebranding and renovation programs (Hyatt Regency Century Plaza, Renaissance Orlando, Marriott Tysons Corner and Embassy Suites La Jolla) increased 9.7% as compared to the fourth quarter of 2005, driven by an increase of 5.8% in average daily room rate and a 250 point occupancy increase.

Comparable hotel operating profit margins for the fourth quarter increased 110 basis points (from 26.1% to 27.2%) (see page 11 for a reconciliation of hotel operating income to the comparable GAAP measure).

Year Ended December 31, 2006 Highlights

Listed below are certain highlights from the Company’s unaudited financial statements. Please refer to the reconciliation schedule on page 9 for a tabular presentation of our results.

•	Total revenue was $903.1 million for the year ended December 31, 2006 compared to $586.5 million for the year ended December 31, 2005.

•	Income available to common stockholders (including OP unit holders) was $33.6 million for the year ended December 31, 2006 compared to $21.0 million for the year ended December 31, 2005.

•

Income available to common stockholders (including OP unit holders) per diluted share was $0.58 for the year ended December 31, 2006 compared to $0.47 per diluted share for the year ended December 31, 2005.

•	EBITDA was $255.5 million for the year ended December 31, 2006, compared to $169.8 million for the year ended December 31, 2005.

•	Adjusted EBITDA was $252.1 million for the year ended December 31, 2006, compared to $167.4 million for the year ended December 31, 2005.

•	FFO available to common stockholders (including OP unit holders) was $132.2 million for the year ended December 31, 2006, compared to $93.9 million for the year ended December 31, 2005.

•	Adjusted FFO available to common stockholders (including OP unit holders) was $149.1 million for the year ended December 31, 2006, compared to $97.9 million for the year ended December 31, 2005.

•

FFO available to common stockholders per diluted share (including OP unit holders) was $2.14 for the year ended December 31, 2006 compared to $2.03 per diluted share for the year ended December 31, 2005.

•

Adjusted FFO available to common stockholders per diluted share (including OP unit holders) was $2.41 for the year ended December 31, 2006 compared to $2.12 per diluted share for the year ended December 31, 2005.

•	Total capital expenditures were $139.4 million for the year ended December 31, 2006.

Outlook

The Company is providing guidance at this time but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company has provided guidance for the first quarter of 2007 as well as full year 2007. The Company’s guidance does not include the impact of any possible future asset purchases or sales.

First Quarter 2007 Outlook

The Company expects comparable RevPAR for the first quarter of 2007 to increase approximately 7.5% to 9.0% over the first quarter of 2006, excluding certain hotels under major renovation. First quarter outlook does not include any guarantee payments for the Fairmont Newport Beach. As a result, the Company estimates that for the first quarter of 2007:

•	Income (loss) available to common stockholders should be approximately $(3.8) million to $(1.8) million;

•	Income (loss) available to common stockholders per diluted share should be approximately $(0.07) to $(0.03);

•	Adjusted EBITDA should be approximately $56.8 million to $58.8 million;

•	Adjusted FFO available to common stockholders should be approximately $26.9 million to $28.9 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $0.43 to $0.46; and

•	Total capital expenditures for the portfolio should be approximately $35 million to $40 million.

Full Year 2007 Outlook

For the full year 2007, comparable RevPAR is expected to increase approximately 7.5% to 9.5% over the full year 2006. Full year 2007 outlook includes approximately $2.0 million of anticipated guarantee payments for the Fairmont Newport Beach. The guarantee payment is an annual calculation that will be calculated and recorded in the fourth quarter. Additionally, the Company estimates that for the full year 2007:

•	Income available to common stockholders should be approximately $37.4 million to $47.4 million;

•	Income available to common stockholders per diluted share should be approximately $0.64 to $0.81;

•	Adjusted EBITDA should be approximately $288.0 million to $298.0 million;

•	Adjusted FFO available to common stockholders should be approximately $168.8 million to $178.8 million;

•	Adjusted FFO available to common stockholders per diluted share should be approximately $2.65 to $2.80; and

•	Total capital expenditures should be approximately $120 million to $130 million.

Balance Sheet/Liquidity Update

As of December 31, 2006, the Company had approximately $94.7 million of cash and cash equivalents (including restricted cash). Total assets on December 31, 2006 were $2.8 billion, including $2.5 billion of net investments in hotel properties, total debt of $1.5 billion and stockholders’ equity of $1.0 billion.

Acquisitions, Dispositions and Investments

In December 2006, the Company announced that it had completed the sale of the 170-room Holiday Inn Express located in Rochester, Minnesota for gross sale proceeds of $5.25 million.

Also in December 2006, the Company announced that it had entered into a joint venture agreement with Whitehall Street Global Real Estate Limited Partnership 2005 (“Whitehall”) and Highgate Holdings (“Highgate”) to acquire the 460-room Doubletree Guest Suites Hotel located at the corner of 47th Street and Broadway, in New York City’s Times Square. The Company made a structured investment in the joint venture totaling $68.5 million. The investment was funded entirely from cash on hand and is comprised of two parts: (1) a $28.5 million mezzanine loan, which bears interest at 8.5% on a face value of $30.0 million, and (2) a $40.0 million preferred equity investment representing a 38% ownership interest in the joint venture. Annual dividends on the preferred equity investment are senior to the returns on equity to both Whitehall and Highgate and begin at 8.0% and grow to 9.25% over a nine year period. In addition, the preferred equity is entitled to receive a pro-rata 38.0% share of any excess equity distributions to the joint venture.

In January 2007, the Company announced it had completed the acquisition of the 499-room LAX Renaissance Hotel located in Los Angeles, California, one half mile from Los Angeles International Airport, for $65.0 million or approximately $130,000 per room.

Capital Expenditures

In the fourth quarter of 2006, the Company invested $36.5 million in capital expenditures across its portfolio, of which $19.1 million was spent on the Hyatt Regency Century Plaza, Renaissance Orlando, Marriott Tysons Corner and Embassy Suites La Jolla. Total capital expenditures were $139.4 million for the year ended December 31, 2006.

The Company expects to complete six major hotel renovation and repositioning projects in 2007. These projects represent approximately half of the Company’s expected 2007 renovation expenditures of $120 million to $130 million. While these projects are likely to cause meaningful displacement to hotel operations during the renovation period, they are expected to significantly enhance the quality and operating performance of the hotels after completion. Summaries of the six major projects are as follows:

1.	Renaissance Orlando – Total project expenditures: $27 million. 2007 expenditures: $13 million. Scope includes final phase of full-hotel renovation, including atrium, restaurants, sports bar, a new “media” bar, food outlets, Starbucks store, fitness center and spa. Completion scheduled for second quarter of 2007.

2.

Renaissance Baltimore – Total project expenditures: $12 million. 2007 expenditures: $10 million. Scope includes renovation of lobby and 5th floor restaurant / lounge, meeting rooms and prefunction areas and the creation of a new junior ballroom. Completion scheduled for the second quarter of 2007.

3.	Renaissance Long Beach – Total project expenditures: $11 million. 2007 expenditures: $9 million. Scope includes renovation of lobby, restaurant, lounge, meeting space and the addition of a new Starbucks store and a junior ballroom. Completion scheduled for the second quarter of 2007.

4.	Hyatt Regency Century Plaza – Total project expenditures: $28 million. 2007 expenditures: $8 million. Scope includes final phase of hotel renovation, including new X Bar, Equinox health club and Starbucks. Completion scheduled for the first quarter of 2007.

5.	Hilton Times Square - Total project expenditures: $8 million. 2007 expenditures: $7 million. Scope includes upgrading of guestroom baths, corridors and meeting space, the conversion of 8 suites into 16 guestrooms, the creation of 84 “Hi-Tech” guest rooms, and lobby and street level enhancements. Completion scheduled for the second quarter of 2007.

6.	Embassy Suites La Jolla – Total project expenditures: $11 million. 2007 expenditures: $5 million. Scope includes full renovation of all guest rooms as well as selected enhancement to public areas. Completion scheduled for the second quarter of 2007.

The operational disruption resulting from these projects is expected to displace approximately $8 million in revenues in 2007. This displacement is primarily attributed to the renovations at the Renaissance Baltimore and the Renaissance Orlando. The Company’s first quarter and full year 2007 outlook reflect the expected renovation displacement.

The Company has initiated a high-definition LCD television installation program. The Company plans to install over 3,000 LCDs in its highest rated and concierge rooms in 2007. Through 2009, the Company plans to complete the program, installing over 6,500 additional high-definition LCD televisions within its hotel portfolio.

Management Succession

In January 2007, the Company announced that Steven Goldman has been appointed Chief Executive Officer of Sunstone Hotel Investors, Inc., effective March 19, 2007. Robert A. Alter will remain as an executive officer during the course of 2007 until his transition to Chairman of the Board. Lew Wolff will remain Co-Chairman.

Dividend Update

During the fourth quarter of 2006, the Board of Directors of the Company declared a dividend of $0.32 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends were paid on January 15, 2007 to stockholders of record on December 29, 2006.

On February 7, 2007, the Board of Directors of the Company declared a dividend of $0.32 per share payable to its common stockholders. The Company also declared a dividend of $0.50 per share payable to its Series A cumulative redeemable preferred stockholders and a dividend of $0.393 per share payable to its Series C cumulative convertible redeemable preferred stockholders. The dividends will be paid on April 13, 2007 to stockholders of record on March 30, 2007.

The level of future dividends will be determined by the Company’s quarterly operating results and expected capital requirements.

Earnings Call

The Company will host a conference call to discuss fourth quarter results on February 8, 2007, at 8 a.m. PST. A live web cast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, investors may dial 1-800-218-0204 (for domestic callers) or 303-262-2125 (for international callers) for the live call. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that, as of the date hereof, has interests in 51 hotels with an aggregate of 16,717 rooms primarily in the upper-upscale segment operated under brands owned by nationally-recognized companies, such as Marriott, Hilton, Hyatt, Fairmont and Starwood. For further information, please visit the Company’s website at www.sunstonehotels.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of acquired properties after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of February 7, 2007, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Hotel Operating Income and Hotel Operating Profit Margin for the purpose of our operating margins.

EBITDA represents income (loss) available to common stockholders before minority interest excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) the impact of any gain or loss from asset sales; (2) impairment charges; and (3) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. A reconciliation and the components of Hotel Operating Income and Hotel Operating Profit Margin are set forth on page 11. We believe Hotel Operating Income and Hotel Operating Profit Margin are also useful to investors in evaluating our property level operating performance.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean net income (loss) (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of net income (loss) to FFO and Adjusted FFO is set forth on page 9.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO and hotel operating income can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

Sunstone Hotel Investors, Inc.

Reconciliation of Income Available to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Income Available to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Income available to common stockholders	$6,637	$7,904	$33,621	$19,232
Minority interest (OP unit holders)	—	646	—	1,761

Income available to common stockholders (including OP unit holders)	6,637	8,550	33,621	20,993

Series A and C preferred stock dividends	5,187	4,087	19,616	10,973
Amortization of deferred stock compensation	878	512	3,677	1,992
Continuing operations:
Depreciation and amortization	25,429	21,013	96,375	64,612
Interest expense	22,224	17,010	83,639	50,901
Amortization of deferred financing fees	291	549	1,622	2,516
Write-off of deferred financing fees	—	98	2,849	797
Prepayment penalties	—	9	—	2,667
Loss on early extinguishment of debt	—	—	9,976	—
Write-off of loan premium	—	—	(1,903)	—
Discontinued operations:
Depreciation and amortization	76	2,070	5,552	8,546
Interest expense	—	1,018	86	4,943
Amortization of deferred financing fees	—	25	68	285
Write-off of deferred financing fees	—	334	292	397
Prepayment penalties	—	—	—	176

EBITDA	60,722	55,275	255,470	169,798

(Gain)/loss on sale of assets	1,256	45	(9,048)	(2,431)
Impairment loss from sale of assets and goodwill impairment	187	—	4,920	—
One-time cost related to hotel property tax	—	—	757	—
Reserve for contract interpretation issue	—	(2,136)	—	—

	1,443	(2,091)	(3,371)	(2,431)

Adjusted EBITDA	$62,165	$53,184	$252,099	$167,367

Reconciliation of Income Available to Common Stockholders to FFO and Adjusted FFO

Income available to common stockholders	$6,637	$7,904	$33,621	$19,232
Minority interest (OP unit holders)	—	646	—	1,761

Income available to common stockholders (including OP unit holders)	6,637	8,550	33,621	20,993

Series C preferred stock dividends	1,662	1,662	6,649	3,321
Real estate depreciation and amortization - continuing operations	25,195	20,705	95,474	63,441
Real estate depreciation and amortization - discontinued operations	76	2,070	5,552	8,546
(Gain)/loss on sale of assets	1,256	45	(9,048)	(2,431)

FFO available to common stockholders (including OP unit holders)	34,826	33,032	132,248	93,870

Continuing operations:
Write-off of deferred financing fees	—	98	2,849	797
Prepayment penalties	—	9	—	2,667
Loss on early extinguishment of debt	—	—	9,976	—
Write-off of loan premium	—	—	(1,903)	—
Discontinued operations:
Write-off of deferred financing fees	—	334	292	397
Prepayment penalties	—	—	—	176
Impairment loss from sale of assets and goodwill impairment	187	—	4,920	—
One-time cost related to hotel property tax	—	—	757	—
Reserve for contract interpretation issue	—	(2,136)	—	—

	187	(1,695)	16,891	4,037

Adjusted FFO available to common stockholders (including OP unit holders)	$35,013	$31,337	$149,139	$97,907

FFO available to common stockholders per diluted share	$0.56	$0.59	$2.14	$2.03

Adjusted FFO available to common stockholders per diluted share	$0.56	$0.56	$2.41	$2.12

Diluted weighted average shares outstanding, including OP units (1)	62,292	56,017	61,793	46,192

(1)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Quarter Ended March 31, 2007 and Year Ended 2007

(Unaudited and in Thousands Except Per Share Amounts)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Quarter Ended March 31, 2007		Year Ended December 31, 2007
	Low End of Range	High End of Range	Low End of Range	High End of Range
Income available to common stockholders	$(3,800)	$(1,800)	$37,400	$47,400
Series A preferred stock dividends	3,500	3,500	14,100	14,100
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Depreciation and amortization -	28,300	28,300	122,000	122,000
continuing operations (1)
Depreciation and amortization -	300	300	1,200	1,200
deferred financing fees
Amortization of deferred stock compensation	1,300	1,300	5,900	5,900
Interest expense - continuing operations	23,000	23,000	90,600	90,600
Equity in earnings of unconsolidated joint venture:
Depreciation and amortization (1)	1,000	1,000	3,800	3,800
Interest expense	1,600	1,600	6,500	6,500

EBITDA	56,800	58,800	288,000	298,000

Gain on sale of assets

Adjusted EBITDA	$56,800	$58,800	$288,000	$298,000

Reconciliation of Net Income to FFO and Adjusted FFO

Income available to common stockholders	$(3,800)	$(1,800)	$37,400	$47,400
Series C convertible preferred stock dividends	1,600	1,600	6,500	6,500
Non-Real estate depreciation and amortization -	28,100	28,100	121,100	121,100
continuing operations (1)
Equity in earnings of unconsolidated joint venture:
Depreciation and amortization (1)	1,000	1,000	3,800	3,800
Gain on sale of assets

FFO available to common stockholders	26,900	28,900	168,800	178,800

Adjusted FFO available to common stockholders	$26,900	$28,900	$168,800	$178,800

Diluted weighted average shares outstanding (2)	62,476	62,476	63,764	63,764

Adjusted FFO available to common stockholders per diluted share	$0.43	$0.46	$2.65	$2.80

(1)	Reflects current company estimates based on purchase price for recent acquisition hotels. The Company expects to obtain a purchase price allocation from an independent third party which may cause this estimate to change.
(2)	Diluted weighted average shares outstanding includes the Series C Convertible Preferred Stock on an as-converted basis.

Sunstone Hotel Investors, Inc.

Comparable Hotel Operating Margin

(Unaudited and In Thousands Except Hotels and Rooms)

	Quarter Ended December 31, 2006				Quarter Ended December 31, 2005
	Actual December 31, 2006 (1)	Major Renovation Properties (2)	Acquired Properties (3)	Pro Forma December 31, 2006 (4)	Actual December 31, 2005 (5)	Major Renovation Properties (6)	Acquired Properties (7)	Pro Forma December 31, 2005 (8)
Number of Hotels	49	(4)		45	45	(3)	3	45
Number of Rooms	15,758	(2,233)		13,525	14,436	(1,898)	987	13,525

Hotel operating profit margin (9)	25.9%	18.6%		27.2%	25.5%	24.7%	28.9%	26.1%

Hotel Revenues
Room revenue	$157,927	$(21,113)		$136,814	$125,114	$(19,395)	$18,925	$124,644
Food and beverage revenue	68,640	(10,059)		58,581	64,907	(13,832)	6,517	57,592
Other operating revenue	22,424	(8,125)		14,299	20,783	(9,143)	1,062	12,702

Total Hotel Revenues	248,991	(39,297)		209,694	210,804	(42,370)	26,504	194,938

Hotel Expenses
Room expense	36,383	(5,665)		30,718	30,357	(5,730)	4,473	29,100
Food and beverage expense	47,553	(9,011)		38,542	44,531	(11,323)	5,503	38,711
Other hotel expense	71,477	(12,696)		58,781	58,204	(10,264)	6,161	54,101
General and administrative expense	29,153	(4,624)		24,529	24,046	(4,575)	2,713	22,184

Total Hotel Expenses	184,566	(31,996)		152,570	157,138	(31,892)	18,850	144,096

Hotel Operating Income	64,425	(7,301)		57,124	53,666	(10,478)	7,654	50,842

Corporate overhead	5,553	(77)		5,476	3,702	(53)	—	3,649
Depreciation and amortization	25,339	(4,292)		21,047	21,013	(3,229)	—	17,784
Impairment loss	—	—		—	512	—	—	512

Operating Income	33,533	(2,932)		30,601	28,439	(7,196)	7,654	28,897

Equity in earnings of unconsolidated joint venture	140	—		140	—	—		—
Interest and other income	1,981	(70)		1,911	465	(11)	—	454
Interest expense	(22,441)	5,046		(17,395)	(17,666)	3,471	—	(14,195)
Minority interest	—	—		—	(646)	—	—	(646)
Income (loss) from discontinued operations	(1,389)	—		(1,389)	(737)	—	—	(737)
Reserve for contract dispute	—	—		—	2,136	—	—	2,136

Net Income	$11,824	$2,044	$—	$13,868	$11,991	$(3,736)	$7,654	$15,909

(1)	Represents our ownership results for the 49 hotels we owned as of the end of the period.
(2)	Represents our ownership results for the four hotels under renovation programs (Hyatt Regency Century Plaza, Renaissance Orlando , Marriott Tysons Corner and Embassy Suites La Jolla).
(3)	No hotels were acquired during the quarter ended December 31, 2006 and excludes our investment in an unconsolidated joint venture (Doubletree Times Square).
(4)	Represents our ownership results for the 45 hotels we owned as of the end of the period excluding the four hotels under renovation programs (Hyatt Regency Century Plaza, Renaissance Orlando , Marriott Tysons Corner and Embassy Suites La Jolla).
(5)	Represents our ownership results for 45 hotels we owned as of the end of December 31, 2006 and 2005. Excludes 4 hotels sold in 2005 and 15 hotels sold in 2006.
(6)	Represents our ownership results for the three hotels under renovation programs (Hyatt Regency Century Plaza, Renaissance Orlando and Marriott Tysons Corner) we owned during the period.
(7)	Represents prior ownership results for 3 of the 5 hotels we acquired during or subsequent to the fourth quarter 2005 that were not undergoing major renovation programs.
(8)	Represents our ownership and prior ownership results for the 45 hotels we owned as of December 31, 2006, excluding the four hotels under renovation programs (Hyatt Regency Century Plaza, Renaissance Orlando , Marriott Tysons Corner and Embassy Suites La Jolla).
(9)	Hotel operating profit margin is calculated as hotel operating income divided by total hotel revenues.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Region

(Unaudited)

			Quarter Ended December 31, 2006			Quarter Ended December 31, 2005			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	20	4,936	71.6%	$132.90	$95.16	66.8%	$122.34	$81.72	16.4%
Other West (2)	9	2,658	73.1%	97.64	71.37	70.2%	92.53	64.96	9.9%
Midwest (3)	8	2,524	62.6%	137.28	85.94	58.3%	128.53	74.93	14.7%
Middle Atlantic (4)	6	2,818	75.0%	217.91	163.43	76.7%	206.10	158.08	3.4%
South (5)	2	589	75.2%	114.80	86.33	77.6%	109.45	84.93	1.6%

Total Portfolio	45	13,525	71.2%	$146.36	$104.21	68.7%	$138.28	$95.00	9.7%

			Year Ended December 31, 2006			Year Ended December 31, 2005			Percent Change in Comparable RevPAR
Region	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
California (1)	20	4,936	76.3%	$134.71	$102.78	75.9%	$122.86	$93.25	10.2%
Other West (2)	9	2,658	76.5%	98.79	75.57	74.8%	94.02	70.33	7.5%
Midwest (3)	8	2,524	65.1%	132.74	86.41	62.8%	123.37	77.48	11.5%
Middle Atlantic (4)	6	2,818	76.5%	205.53	157.23	76.6%	193.49	148.21	6.1%
South (5)	2	589	79.0%	114.49	90.45	76.1%	106.13	80.76	12.0%

Total Portfolio	45	13,525	74.4%	$141.28	$105.11	73.4%	$131.70	$96.67	8.7%

(1)	Excludes the Hyatt Regency Century Plaza and the Embassy Suites La Jolla which are under renovation programs.
(2)	Includes Oregon, Utah and Texas.
(3)	Includes Illinois, Michigan and Minnesota.
(4)	Includes Maryland, Virginia, District of Columbia, New Jersey, New York and Pennsylvania. Excludes the Marriott Tysons Corner which is under a renovation program.
(5)	Includes Florida and Georgia. Excludes the Orlando Renaissance which is under a renovation program.

Sunstone Hotel Investors, Inc.

Pro Forma Hotel Operating Statistics by Brand

(Unaudited)

									Percent Change in Comparable RevPAR
			Quarter Ended December 31, 2006			Quarter Ended December 31, 2005
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	25	7,231	71.3%	$146.07	$104.15	70.8%	$139.75	$98.94	5.3%
Hilton (2)	6	1,777	77.3%	224.93	173.87	72.1%	205.14	147.91	17.6%
InterContinental	3	665	68.0%	99.94	67.96	63.7%	91.10	58.03	17.1%
Hyatt (3)	3	877	65.4%	115.65	75.64	69.7%	117.18	81.67	-7.4%
Other Brand Affiliations (4)	5	1,740	76.8%	126.10	96.84	66.4%	116.35	77.26	25.4%
Independent	3	1,235	59.6%	90.29	53.81	54.7%	85.15	46.58	15.5%

Total Portfolio	45	13,525	71.2%	$146.36	$104.21	68.7%	$138.28	$95.00	9.7%

									Percent Change in Comparable RevPAR
			Year Ended December 31, 2006			Year Ended December 31, 2005
Brand	Number of Hotels	Number of Rooms	Occupancy Percentages	Average Daily Rate	Comparable RevPAR	Occupancy Percentages	Average Daily Rate	Comparable RevPAR
Marriott (1)	25	7,231	71.3%	$146.07	$104.15	70.8%	$139.75	$98.94	5.3%
Hilton (2)	6	1,777	79.0%	199.62	157.70	77.2%	180.69	139.49	13.1%
InterContinental	3	665	72.3%	102.35	74.00	70.2%	95.52	67.06	10.4%
Hyatt (3)	3	877	73.5%	122.53	90.06	76.5%	117.23	89.68	0.4%
Other Brand Affiliations (4)	5	1,740	75.1%	126.57	95.05	75.5%	115.30	87.05	9.2%
Independent	3	1,235	63.2%	89.01	56.25	60.0%	84.29	50.57	11.2%

Total Portfolio	45	13,525	74.4%	$141.28	$105.11	73.4%	$131.70	$96.67	8.7%

(1)	Excludes the Renaissance Orlando and the Marriott Tysons Corner which are under renovation programs.
(2)	Excludes the Embassy Suites La Jolla which is a under a renovation program.
(3)	Excludes the Hyatt Regency Century Plaza which is under a renovation program.
(4)	Includes two Sheratons, a Wyndham, a Fairmont and a W Hotel.

Sunstone Hotel Investors, Inc.

Debt Summary

(Unaudited - Dollars in Thousands)

Debt	Collateral	Interest Rate / Spread		Maturity Date	December 31, 2006 Balance	Recent Events (1)	January 31, 2007 Balance
Fixed Rate Debt
Secured Mortgage Debt	1 hotel	8.51%		2007	$13,317		$13,317
Unsecured Note	Guaranty	6.00%		2007	542		542
Secured Mortgage Debt	1 hotel	8.78%		2009	8,882		8,882
Secured Mortgage Debt	1 hotel	5.92%		2010	81,000		81,000
Secured Mortgage Debt (2)	17 hotels	5.95%		2011	249,636		249,636
Secured Mortgage Debt (3)	2 hotels	4.98%		2012	65,000		65,000
Secured Mortgage Debt	Rochester laundry facility	9.88%		2013	5,451		5,451
Secured Mortgage Debt	1 hotel	6.12%		2014	175,000		175,000
Secured Mortgage Debt (3)	10 hotels	5.34%		2015	276,000		276,000
Secured Mortgage Debt (3)	2 hotels	5.20%		2016	198,000		198,000
Secured Mortgage Debt	1 hotel	5.69%		2016	48,000		48,000
Secured Mortgage Debt	1 hotel	5.66%		2016	34,000		34,000
Secured Mortgage Debt	1 hotel	5.58%		2017	75,000		75,000
Secured Mortgage Debt	1 hotel	6.14%		2018	65,000		65,000
Secured Mortgage Debt	1 hotel	6.60%		2019	70,000		70,000
Secured Mortgage Debt	1 hotel	5.95%		2021	135,000		135,000

Total Fixed Rate Debt					1,499,828	—	1,499,828

Credit Facility (4)	Unsecured	L+1.25	% -1.75%	2010	—	$75,000	75,000

TOTAL DEBT					$1,499,828	$75,000	$1,574,828

Preferred Stock
Series A cumulative redeemable preferred		8.00%		perpetual	$176,250	—	$176,250

Series C cumulative convertible redeemable preferred		6.45%		perpetual	$100,000	—	$100,000

Debt Statistics
% Fixed Rate Debt					100.0%		95.2%
% Floating Rate Debt					0.0%		4.8%
Average Interest Rate (5)					5.77%		5.82%
Weighted Average Maturity of Debt (excludes Credit Facility)					8.42 years		8.42 years

(1)	Reflects an additional draw on our credit facility.
(2)	Cross-collateralized loan with life insurance company.
(3)	Individual, non cross-collateralized loans.
(4)	Terms are presented based on the new credit facility which closed in July 2006.
(5)	Assumes LIBOR of 5.3%.